      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2001

                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               EL PASO CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                 DELAWARE                                 76-0568816
      (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NO.)


                                EL PASO BUILDING
                              1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
                                 (713) 420-2131
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

      EL PASO CORPORATION 2001 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (FULL TITLE OF THE PLAN)

                             BRITTON WHITE JR., ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                                EL PASO BUILDING
                              1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
                                 (713) 420-2600
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                                  PROPOSED
                                                                PROPOSED          MAXIMUM
                                                                 MAXIMUM         AGGREGATE
          TITLE OF SECURITIES              AMOUNT TO BE      OFFERING PRICE       OFFERING          AMOUNT OF
            TO BE REGISTERED                REGISTERED        PER SHARE(2)        PRICE(2)     REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------

Common Stock(1) (including associated     500,000 shares         $51.32         $25,660,000          $6,416
preferred stock purchase rights)
==================================================================================================================

(1) This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of a share of the Registrant's Common Stock for June 26, 2001 as reported on the New York Stock Exchange and in The Wall Street Journal on June 26, 2001.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of the General Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant selected to participate in the Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by El Paso Corporation (the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference in this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

                  (b) All other reports filed by the Registrant pursuant to
         Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

                  (c) The description of the Registrant's common stock, par value $3.00 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 3, 1998, and a description of the Registrant's preferred stock purchase rights associated with its Common Stock, contained in Registrant's Registration Statement on Form 8-A/A filed with the Commission on January 29, 1999, pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purposes of updating such descriptions.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this

Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or Prospectus.

ITEM 4. DESCRIPTION OF SECURITIES.

         The information required by Item 4 is not applicable to this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement in connection with specified actions, suits or proceedings if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

         Article X of the By-laws of the Registrant requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the By-laws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The By-laws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

         Article 10 of the Registrant's Restated Certificate of Incorporation, as amended, provides that to the full extent that the General Corporation Law of the State of Delaware, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         The Registrant maintains Directors' and Officers' liability insurance which provides for payment on behalf of the directors and officers of all losses of such persons (other than matters uninsurable under the law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8. EXHIBITS.

Exhibit
Number            Description
-------           -----------

  5.1 Opinion of Locke Liddell & Sapp LLP regarding the legality of the securities being registered hereunder.

 10.1 El Paso Corporation 2001 Stock Option Plan for Non-Employee Directors, effective as of January 29, 2001.

 23.1             Consent of Counsel (included in the opinion filed as Exhibit
                  5.1 to this Registration Statement).

 23.2             Consent of PricewaterhouseCoopers LLP.

 23.3             Consent of Deloitte & Touche LLP.

 23.4             Consent of Huddleston & Co., Inc.

 24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).


ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 29th day of June 2001.

                                    EL PASO CORPORATION



                                    By:         /s/ WILLIAM A. WISE
                                       ----------------------------------------
                                                    William A. Wise
                                         Chairman of the Board, President and
                                               Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes
H. Brent Austin and Britton White Jr., and each of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.


          Signature                       Title                        Date
          ---------                       -----                        ----

/s/ William A. Wise             Chairman of the Board,             June 29, 2001
----------------------------    President, Chief Executive
    William A. Wise             Officer and Director

/s/ David A. Arledge            Vice Chairman of the Board         June 29, 2001
----------------------------    and Director
    David A. Arledge

/s/ H. Brent Austin             Executive Vice President           June 29, 2001
----------------------------    and Chief Financial Officer
    H. Brent Austin

/s/ Jeffrey I. Beason           Senior Vice President and        June 29, 2001
----------------------------    Controller
    Jeffrey I. Beason           (Chief Accounting Officer)

/s/ Byron Allumbaugh            Director                         June 29, 2001
----------------------------
    Byron Allumbaugh

/s/ John M. Bissell             Director                         June 29, 2001
----------------------------
    John M. Bissell

/s/ Juan Carlos Braniff         Director                         June 29, 2001
----------------------------
    Juan Carlos Braniff

/s/ James F. Gibbons            Director                         June 29, 2001
----------------------------
    James F. Gibbons

/s/ Anthony W. Hall, Jr.        Director                         June 29, 2001
----------------------------
    Anthony W. Hall, Jr.

/s/ Ronald L. Kuehn, Jr.        Director                         June 29, 2001
----------------------------
    Ronald L. Kuehn, Jr.

/s/ J. Carleton MacNeil, Jr.    Director                         June 29, 2001
----------------------------
    J. Carleton MacNeil, Jr.

/s/ Thomas R. McDade            Director                         June 29, 2001
----------------------------
    Thomas R. McDade

/s/ Malcolm Wallop              Director                         June 29, 2001
----------------------------
    Malcolm Wallop

/s/ Joe B. Wyatt                Director                         June 29, 2001
----------------------------
    Joe B. Wyatt

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
  5.1             Opinion of Locke Liddell & Sapp LLP regarding the legality of the securities being registered hereunder.

 10.1             El Paso Corporation 2001 Stock Option Plan for Non-Employee
                  Directors, effective as of January 29, 2001.

 23.1             Consent of Counsel (included in the opinions filed as Exhibit
                  5.1 to this Registration Statement).

 23.2             Consent of PricewaterhouseCoopers LLP.

 23.3             Consent of Deloitte & Touche LLP.

 23.4             Consent of Huddleston & Co., Inc.

 24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

